UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

January 13, 2010

BIGSTRING CORPORATION

(Exact name of registrant as specified in charter)

Delaware	000-51661	20-0297832
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

157 Broad Street, Suite 109, Red Bank, New Jersey	07701
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (732) 741-2840

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2 (b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4 (c))

Section 8 – Other Events

Item 8.01.                  Other Events.

On January 13, 2010, BigString Corporation (“BigString”) received net proceeds of $310,108 from a third party related to the sale of BigString’s transferable tax benefits on net operating losses of $3,849,878 for the State of New Jersey under the NJEDA Technology Business Tax Certificate Transfer Program.  This program enables approved, unprofitable technology and biotechnology companies based in the State of New Jersey to sell their unused net operating loss carryovers and unused research and development tax credits to unaffiliated, profitable corporate taxpayers in the State of New Jersey for at least 75% of the value of the tax benefits.  BigString intends to use the proceeds primarily for working capital purposes.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIGSTRING CORPORATION
(Registrant)

By:	/s/ Darin M. Myman
Darin M. Myman
President and Chief Executive Officer
Date:  January 19, 2010